Exhibit 32.1

SECTION 1350 CERTIFICATION

The undersigned hereby certifies that the Quarterly Report on From 10-Q of Mercator Partners Acquisition Corp. (the “Registrant”) for the fiscal quarter ended June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of the Registrant.

Dated: August 12, 2005	/s/ H. Brian Thompson
H. Brian Thompson
Chairman and Chief Executive Officer
(Principal Executive Officer)

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